WARRANTIES


The managing directors of SC UNIMEDIA SRL, warrant that:

1. SC UNIMEDIA is a Romanian legal person that is organized on the basis of Law 31/1990.

2. The conclusion and the execution of this agreement or any other documents of the assignors or the execution of the transactions that arise from this contract by the partners/assignors :

      a) did not violate any stipulations of the company agreement, articles, the statute, or any others documents of the company.

      b) did not violate or cause damage to any preemption or option right of any other agreement.

      c) did not require the authorization, the agreement, the approval, the exemption, or other action of any party.

      d)    did not violate any law or order to which the company is subject.

3) The company has no direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, which individually or in the aggregate are material to the condition, assets, liabilities, business, or operations of the company. The partners have no knowledge of any circumstances, conditions, or events that may hereafter give rise to any liabilities of the company, except as set forth in the present agreement.

4) The company is not in a state of liquidation or reorganization, and is not in litigation with other persons that may affect in any way the company or its business.

5) The company has presented all relevant financial information regarding the Company and this information constitutes a correct description of the financial situation of the Company as of the date of this Agreement.

6) The Manager Director of UNIMEDIA puts at the disposal of the assignees/third parties the accounting balance dated 30.06.1996. From the patrimony situation of that date results a certain relationship between the Company's debts and the Company's assets, respectively, the total assets. The Managing Directors of UNIMEDIA warrant that the financial state on 25.09.1996 is similar, meaning that the relationship between the debts and Company's assets, respectively, the total assets, is materially the same.

      Executed in 2 copies, in Bucharest, 25.09.1996

      We have enclosed the accounting balance of 30.06.1996 herewith.

     Managing Directors

     Liviu Gheorghe

     Roxana Grigoruta